EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                For more information, contact:
                                                                  Sharmila Rao
                                      Vice President, Corporate Communications
                                                                  937.291.8282
                                                      sharmila.rao@mcsinet.com


 MCSi REPORTS FOURTH QUARTER AND YEAR END 2002 FINANCIAL RESULTS
                  Includes Goodwill Impairment

DAYTON, OHIO - February 26, 2003 - MCSi, Inc. (Nasdaq: MCSI) today reported a net loss of $189.0 million for the fourth quarter ended December 31, 2002. For the year ended December 31, 2002, the loss from continuing operations was $175.5 million and the loss from discontinued operations was $47.0 million, resulting in a net loss of $222.5 million.

The financial information set forth in this press release is unaudited. The Company indicated that management is continuing to work with the Company's independent accountants to finalize the audit for the fiscal year ended December 31, 2002, and expects to complete the work related to the audit over the next few weeks.

Included in the quarter end and year end net loss is a non-cash charge of $161.7 million related to impairment of goodwill associated with the Company's annual goodwill impairment assessment. Also included in Cost of Sales and Selling, General and Administrative Expense are certain charges related to supplier realignment, inventory value decline, legal expenses, and account and note receivable reserves.

Operating results for the three months ended December 31, 2002 are as follows:
     * Net sales for the fourth quarter of 2002 were $105.2 million versus $113.6 million in the prior year period.
     * Operating loss including goodwill impairment and certain other charges for the fourth quarter was $210.9 million, compared to operating income of $2.0 million for the same period in the prior year.

Operating results for the twelve months ended December 31, 2002 are as follows:
     * Net sales for the year ended December 31, 2002 were $499.0 million, versus $560.5 million in the prior year period.
     * Operating loss including goodwill impairment and certain other charges for the year ended December 31, 2002 was $183.1 million, compared to operating income of $36.8 million for the same period in the prior year.

The Company reported that, as a result of its financial results for the fourth quarter, it is in violation of certain financial covenants under its existing secured credit facility. The Company is in discussions with its lenders regarding a waiver of the defaults and an

                             99.1-1

MCSi, Inc. Press Release
February 26, 2003
Page 2


amendment of certain financial covenants. No assurance can be given that the Company will reach an agreement with its lenders or that the terms of any waiver or amendment will be acceptable to the Company. In such event, the lenders will be entitled to exercise certain remedies, including an acceleration of all amounts due under the credit facility. As of December 31, 2002, the balance outstanding under the credit facility, net of offsetting cash reserves of $6.7 million, was approximately $113.3 million.

Unaudited financial statements for the three months and fiscal year ended December 31, 2002 inclusive of the goodwill impairment and certain other charges are included at the end of this release.

As previously announced, the Company is under investigation by the United States Securities and Exchange Commission and has received a subpoena from the SEC seeking production of documents. The Company intends to cooperate fully with the investigation, and cannot now predict the course or outcome of the investigation or whether additional information will be sought. In addition, the Company and MCSi's Chief Executive Officer, President and Chairman of the Board Michael E. Peppel, and its Chief Financial Officer and Vice-President, Ira H. Stanley, were named as defendants in several class action suits alleging violations of federal securities laws. "MCSi and its officers strongly deny the allegations of wrongdoing made in the lawsuits, and we intend to vigorously defend ourselves against the claims made," stated Mr. Peppel.

MCSi is hosting a conference call at 11:00 am EDT today to discuss its fourth quarter financial results. The call is open to the general public. The conference call number is 800.441.0022 (domestic) and 801.303.7410 (international); Company: MCSi;
Leader: Mike Peppel. Interested parties may also access the live call on the Internet at http://www.vcall.com. Please allow 15 minutes to register and to download and install any necessary software. Following its completion, a replay of the call can be accessed for 15 days on the Internet via www.vcall.com or by calling the toll free number 800.839.0860 (pin code: 1003). There is no charge to access the live or recorded call.

About MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge three key industries: audio-visual systems, broadcast media and computer technology, combined with design-build and engineering expertise, computer networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and has contributed to the dramatic growth of the Company.

MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its


                             99.1-2

MCSi, Inc. Press Release
February 26, 2003
Page 3



sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic and strong relationships maintained with manufacturers and technology leaders. With the largest selection of audio-visual/presentation, computer, and office automation products and the legacy of technical support and field service at various locations across the U.S.A. and Canada, MCSi's customers are provided with a unique value that extends beyond the product. MCSi's products are also provided over a robust business-to-business e-commerce platform. Additional information regarding MCSi can be obtained at www.mcsinet.com (but is not part of this release).

The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, factors relative to its concentration on the audio-visual systems integration industry, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, pending investigations and/or litigation, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risk relating to its international operations, dependence on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended December 31, 2001 and 10-Q for the quarter ended September 30, 2002.



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                             99.1-3


                           MCSi, Inc.
              Consolidated Statement of Operations
                           (Unaudited)
          (Dollars in thousands, except per share data)

                                                        Three Months Ended
                                                             December 31,
                                                       ----------------------
                                                          2002         2001
                                                       ---------    ---------

Net sales                                              $ 105,230    $ 113,583
Cost of sales                                             96,812       73,386
                                                       ---------    ---------
Gross profit                                               8,418       40,197
Selling, general and administrative expenses              57,636       28,338
Restructuring and other special charges                     --          9,821
Impairment of goodwill                                   161,706         --
                                                       ---------    ---------
Operating income (loss)                                 (210,924)       2,038
Interest expense                                          (1,765)      (3,292)
Other income (expense)                                       (44)         (45)
                                                       ---------    ---------
Income (loss) before income taxes                       (212,733)      (1,299)
(Benefit from) provision for income taxes                (23,699)       1,417
                                                       ---------    ---------
Income (loss) from continuing operations                (189,034)      (2,716)
                                                       ---------    ---------
Income (loss) from discontinued operations                  --        (19,320)
                                                       ---------    ---------
Net loss                                               $(189,034)   $ (22,036)
                                                       =========    =========
Earnings (loss) per share data:
Continuing operations - Basic and diluted              $   (8.80)   $   (0.15)
                                                       =========    =========
Net income (loss)  - Basic and diluted                 $   (8.80)   $   (1.21)
                                                       =========    =========
Weighted average number of common shares outstanding
  - Basic and diluted                                  21,483,392   18,211,076
                                                       ==========   ==========



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                             99.1-4

                           MCSi, Inc.
              Consolidated Statement of Operations
                           (Unaudited)
          (Dollars in thousands, except per share data)

                                                             Year Ended
                                                             December 31,
                                                         --------------------
                                                          2002         2001
                                                         -------      -------
Net sales                                            $   499,025   $  560,521
Cost of sales                                            361,166      370,530
                                                         -------      -------
Gross profit                                             137,859      189,991
Selling, general and administrative expenses             159,252      143,383
Restructuring and other special charges                    --           9,821
Impairment of goodwill                                   161,706        --
                                                         -------      -------
Operating (loss)/income                                 (183,099)      36,787
Interest expense                                          (7,619)     (16,648)
Other (expense) income                                       519         (597)
                                                         -------      -------
Income/(loss) before income taxes                       (190,199)      19,542
(Benefit) from provision for income taxes                (14,685)       9,863
                                                         -------      -------
Income from continuing operations                       (175,514)       9,679
                                                         -------      -------
Income (loss) from discontinued operations               (46,996)     (19,434)
                                                         -------      -------
Net Income (loss)                                   $   (222,510)   $  (9,755)
                                                         =======      =======
Earnings (loss) per share data:
Continuing operations
  - Basic                                           $      (7.54)   $    0.67
                                                            ====         ====
  - Diluted                                         $      (7.54)   $    0.66
                                                            ====         ====
Net income (loss)
  - Basic                                           $      (9.56)   $   (0.68)
                                                            ====         ====
  - Diluted                                         $      (9.56)   $   (0.68)
                                                            ====         ====
Weighted average number of common shares outstanding
  - Basic                                             23,265,670   14,378,269
                                                      ==========   ==========
  - Diluted                                           23,265,670   14,568,845
                                                      ==========   ==========

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                             99.1-5